Exhibit 99.8

AMENDMENT NO. 1

to

STOCK PURCHASE AGREEMENT

This Amendment No. 1 to Stock Purchase Agreement (this "Amendment") is entered into as of September 30, 2003, by and between Solico International, Inc., a Texas corporation, and Victoria & Eagle Strategic Fund, Ltd., a Cayman Islands corporation. Purchaser and Seller are sometimes collectively referred to herein as the "Parties" and individually as a "Party."

RECITALS

WHEREAS, the Parties previously entered into that certain Stock Purchase Agreement as of September 22, 2003 (the "Stock Purchase Agreement"); and

WHEREAS, the Parties, in accordance with Section 10.8 of the Stock Purchase Agreement, desire to amend the terms of the Stock Purchase Agreement to their mutual benefit in accordance with the terms of this Amendment;

NOW THEREFORE, the Parties, in consideration of the above recitals, and other good and valuable consideration, the sufficiency of which is hereby acknowledged, do hereby agree to the following:

  Amendment of Section 7.5. Subsection (a) of Section 7.5 of the Agreement is deleted in its entirely and replaced with the following language:

  "(a) irrevocably waiving the Company's right to redeem the Preferred Stock set forth in Section H.3 of Article 4 of the Company's certificate of incorporation until on or after October 31, 2004;"

  Effect of Amendment. Except as expressly amended by the terms hereof, the terms and provisions of the Stock Purchase Agreement shall continue in full force and effect.

  Counterparts. This Amendment may be executed by facsimile signature in one or more counterparts, each of which will be deemed to constitute an original copy of this Amendment and all of which, when taken together, will be deemed to constitute one and the same Amendment.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed and delivered this Amendment as of the date first written above.

SOLICO INTERNATIONAL, INC.,

a Texas corporation

By: /s/ J. Collier Sparks

Name: J. Collier Sparks

Title: President

VICTORIA & EAGLE STRATEGIC FUND, LTD.

a Cayman Islands corporation

By: /s/ Fabio Conti

Name: Fabio Conti

Title: Director